Exhibit 99.3

DEPOMED, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
CHARTER

Adopted by the Board of Directors of Depomed, Inc.
(as amended and restated through May 17, 2017)

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) will provide assistance to the Board of Directors (the “Board”) in fulfilling its responsibility to the shareholders relating to corporate governance policies and practices of Depomed, Inc. (the “Company”), including Board and committee structure and nominations.  The Committee will have free and open communication with the directors and the executive management of the Company.

Composition

The Committee shall be composed of three or more directors, each of whom, in the judgment of the Board, shall satisfy the independence requirements of Nasdaq Global Market (the “Nasdaq”). The members of the Committee shall be appointed by the Board. Members of the Committee shall serve for such terms as the Board may determine, or until their earlier resignation, death or removal by the Board. The Board may remove or replace any member of the Committee at any time with or without cause.  The Committee may make recommendations to the Board on all such matters regarding membership, removal and replacement.

In carrying out its responsibilities, the Committee will adopt policies and procedures it believes are necessary or appropriate to enable it to react to changing conditions, and to increase the confidence of the directors and shareholders that the corporate governance practices of the Company comply with all requirements.

Meetings

Meetings of the Committee will be held at the request of the Board and the members of the Committee, from time to time, in response to needs of the Board.  Notwithstanding the foregoing, the Committee will meet at least two times annually, or more frequently as circumstances dictate.

The Board shall designate one member of the Committee to serve as its chairman.  The Committee will meet at such times as determined by its chairman or as requested by any two of its members.  Notice of all meetings shall be given, and waiver thereof determined, and all actions of the Committee shall be taken, pursuant to and in accordance with the Company’s bylaws.  The chairman will preside, when present, at all meetings of the Committee.  The Committee may meet by telephone or video conference and may take action by written consent.

Each member of the Committee shall have one vote.  The Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the Committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the Committee members.

The Committee shall maintain copies of minutes of each meeting of the Committee, and each action by written consent taken without a meeting, reflecting the actions so authorized or taken by the Committee.  A copy of the minutes of each meeting and all consents shall be placed in the Company’s minute book.  The Committee chairman will report its actions and recommendations to the Board after each Committee meeting.

Authority

The Committee will have independent access to the Company’s internal staff and has the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.  The Committee will have the sole authority to approve related fees and retention terms.

Responsibilities

As appropriate under the circumstances, the Committee will, among its other responsibilities:

A.            Board of Directors

1.                                                Develop, periodically review and recommend to the Board the desired qualifications of members of the Board and its committees, including: the number and nature of other board memberships held; relevant experience, desired diversity and the collective expertise of the Board and of its committees; independence; and possible conflicts of interest, as well as protocol for selecting the new members (the current version of which is attached as Appendix A).

2.                                                Determine the need for new directors and, as appropriate, lead the search for new individuals qualified (consistent with criteria approved by the Board) to become members of the Board.  In doing so, the Committee will consider individuals who will be able to contribute to an effective Board, serve the long-term interests of the shareholders of the Company, and satisfy the qualification criteria and standards for nomination of directors and committee members.

3.                                                Evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection as a director based on the extent to which such individual meets the established criteria. In selecting nominees, the Committee will consider individuals who individually and collectively meet the qualification criteria developed by the Committee and approved by the Board and who individually meet the highest standards of personal and professional integrity, ability and judgment to serve the long-term interests of the shareholders.  As part of its process, the Committee will consider individuals who are properly proposed by shareholders of the Company to serve on the Board in accordance with the requirements of Nasdaq, the Bylaws of the Company and applicable corporation law, and make recommendations to the Board regarding such individuals based on the established qualification criteria and standards for members of the Board.  The Company will disclose any material changes to the shareholder nomination procedures as required by applicable law.

4.                                                Review the appropriate size, function and needs of the Board.

5.                                                Develop and recommend to the Board a policy involving tenure and retirement of directors.

6.                                                Identify and recruit candidates to fill new positions on the Board and, in the case of a vacancy on the Board, recommend to the Board an individual to fill such vacancy through appointment by the Board or through election by the shareholders.

7.                                                Conduct appropriate and necessary inquiries into the backgrounds and qualifications of possible Board candidates.

8.                                                Review and make recommendations to the Board regarding the appropriate organizational and board leadership structure.  To the extent that the chairman of the Board is not independent, review and recommend to the independent directors of the Board the director deemed appropriate for the position of lead independent director.

9.                                                Review resignations tendered by a director if, in an uncontested election, the director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors and recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken.

10.                                         Annually review the composition of the Board for skills and characteristics focused on the governance and business needs and requirements of the Company and the qualifications and independence of the members of the Board and its various committees, make any recommendations to the Board that the Committee deems appropriate concerning any recommended change in the composition or size of the Board or its committees, and recommend to the Board those directors determined to satisfy the requirements for “independence” in accordance with the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.

11.                                         Develop and periodically evaluate initial orientation procedures and continuing education guidelines for each member of the Board and any committee.

12.                                         In consultation with the chairman of the Board, develop and oversee an annual evaluation and self-assessment process for the Board and its committees and monitor the performance of directors and the Board’s committees, including evaluating the effectiveness of each.  As appropriate, the Committee will make recommendations to the Board regarding its findings.

13.                                         Provide the Board advice regarding Board succession.

B.            Board Committees

1.                                      Review the Board’s committee structure and recommend to the Board for its approval directors to serve as members and chairpersons of each committee.  In doing so, the Committee will make recommendations, on an annual basis, regarding the members of the Board who meet the independence requirements, and members of the Audit Committee who meet the financial expert requirements, established by the Securities and Exchange Commission (“SEC”) and Nasdaq.

2.                                      Evaluate at least annually, or more frequently as circumstances dictate, the functions, performance, authority, operations, charter and composition of each standing or ad hoc Board committee, including any authority of a committee to delegate to a subcommittee, management committee or senior executive officer.

3.                                      Recommend to the Board such changes to the Board’s committee structure as the Committee deems advisable.

C.            Corporate Governance

1.                                      Review and recommend to the Board proposed changes to the Company’s Articles of Incorporation and Bylaws as advisable or needed.

2.                                      Develop and recommend to the Board the corporate governance principles applicable to the Company, including the codes of ethical conduct and legal compliance by which the Company and its directors, officers, employees and agents will be governed, and recommend proposed changes as from time to time the Committee deems appropriate to the Board for approval, and monitor compliance with those principles.

3.                                      Periodically review the policies and practices of the Company in the area of corporate governance and, as necessary, recommend new policies and changes to existing policies to the Board for its approval.  In doing so, the Committee will review with the Company’s counsel or other appropriate personnel new and relevant legal and regulatory requirements that may be imposed on the Company from time to time.

4.                                      Review and make recommendations to the Board with respect to proposals properly presented by shareholders for inclusion in the Company’s annual proxy statement.  The Committee may, as appropriate in light of the proposal’s subject matter, refer any proposal to any other committee of the Board for purposes of review and recommendations, except however proposals relating to executive compensation will be reviewed by the Compensation Committee.

5.                                      In coordination with the Audit Committee, consider questions of possible conflicts of interest of Board members and of the Company’s senior executives.

6.                                      Review the Company’s compliance with SEC and Nasdaq rules and other applicable legal or regulatory requirements pertaining to corporate governance.

7.                                      Review and discuss the disclosure in the Company’s annual proxy statement regarding corporate governance, director independence and the operation of the Committee and make recommendations with respect thereto.

8.                                      Review at least annually the reports covering the Company’s corporate governance issued by the leading proxy advisory firms, and report on such to the Board.

D.            Risk Oversight

1.                                      In coordination with the Audit Committee, assess the Board’s role in risk oversight and recommend appropriate disclosures for approval by the Board.

2.                                      In coordination with the Audit Committee, discuss with management and report to the Board risk management issues related to the matters overseen by the Committee.  Specifically, without limitation, the Committee shall discuss and report to the Board the Company’s major risk exposures and management’s risk monitoring and mitigation activities in connection with: (i) corporate governance; (ii) director succession planning; (iii) political and charitable contributions; (iv) insider trading; and (v) reputational risk to the extent such risk arises from the topics under discussion.

E.            Other Duties

1.                                      In consultation with the chairman of the Board, recommend policies regarding succession in the event of an emergency impacting the CEO or retirement of the CEO.

2.                                      In coordination with the Audit Committee, annually review any Company corporate political and charitable contributions and expenditures to ensure alignment with Company policies and values.

3.                                      Annually review and assess the effectiveness of any Company environmental and social responsibility policy, goal and program, and make recommendations as deemed appropriate based on such review and assessment.

4.                                      Periodically review and reassess the adequacy of the Company’s insider trading policy, compliance therewith and recommend any proposed changes to the Board for approval.  The Committee will periodically review the operation of the insider trading policy compliance program.

5.                                      In coordination with the Audit Committee, annually review the Company’s directors and officers (“D&O”) insurance program.

6.                                      Annually evaluate the performance of the Committee, including as compared to the requirements of this Charter.

7.                                      Review and reassess the adequacy of the Charter at least annually and recommend any proposed changes to the Board for approval.

8.                                      Make reports to the Board following the meetings of the Committee accompanied by any recommendations to the Board.

9.                                      Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee deems necessary or appropriate.

The Committee will have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate so long as any such subcommittee shall consist of at least two members, shall report any actions taken by it to the whole Committee, and such actions are ratified by the Committee as a whole.  This Charter may be amended only by the Board.

APPENDIX A

DEPOMED, INC.
DIRECTOR NOMINATION PROTOCOL

BACKGROUND

Nominating individuals to serve on the Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) is one of the incumbent directors’ key responsibilities and rights.  In general, the Nominating and Corporate Governance Committee (the “Committee”) makes the initial recommendations on such nominees to the full Board.  This protocol describes the process by which the Company intends to recommend to the Board nominees for the Board.

PRINCIPLES

A.                                    Any candidate for service on the Board must share and exhibit the Company’s core values of common purpose, integrity, teamwork, agility and accountability, and must strongly support the Company’s core purpose, which is to enhance the lives of the patients, families, physicians, payors and providers it serves.  Directors should reflect these core values, possess the highest personal and professional ethics, and be committed to representing the long-term interests of the shareholders.  They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

B.                                    The Company seeks Board members who will bring to the Board a deep and wide range of experience in the business world, and diverse problem-solving talents.  Typically, they will be people who have demonstrated high achievement in business or another field, enabling them to provide strategic support and guidance for the Company.  Particular areas of expertise sought include: corporate strategy and development; commercial sales and marketing; commercial operations and execution; corporate finance; financial and/or accounting expertise; organizational leadership, development and management; public company management and disclosure; and corporate risk assessment and management.

C.                                    Director nominations shall be considered in light of the Company’s stated policy that at least two- thirds of the Company’s directors must be independent directors as defined under applicable Nasdaq rules and the Company’s Corporate Governance Guidelines.

NOMINATING PROCESS

A.                                    The nominating process outlined below will be used when a vacancy occurs, or when the Board determines to add one or more additional directors.

B.                                    The Committee will recommend to the full Board for its input and approval, the particular skills to be sought in a new director, using the principles described above.

C.                                    The Committee will identify potential candidates to recommend to the full Board.  All directors (employee and non-employee) may recommend candidates.  In the discretion of the Committee, a search firm may be engaged to identify additional candidates and to assist with initial screening of all candidates.

D.                                    The Committee and the chairman of the Board, assisted by staff and the search firm as needed, will screen and review the credentials of all candidates (i) to identify those candidates that appear to possess the skills sought by the Board and (ii) to evaluate each candidate’s overall qualifications and fitness for the position.

E.                                     The chairman of the Committee, working with the chairman of the Board, will obtain background and reference information, as appropriate, for candidates under consideration following the above-referenced screening.

F.                                      The Committee will review all available information concerning the candidates’ qualifications and, in conjunction with the chairman of the Board, will identify the candidate(s) they feel are best qualified to serve on the Board.

G.                                    Each member of the Committee, the Chief Executive Officer (“CEO”), and the chairman of the Board (or the chairman of the Board’s delegate from the Board) will meet with the leading candidate(s) to further assess their qualifications and fitness, and to determine their interest in joining the Board.  At the discretion of the chairman of the Committee, the candidates may also meet with one or more of the other directors, the Chief Financial Officer (“CFO”), the General Counsel and other members of management as appropriate.

H.                                   Following the meeting, the Board member participants and the chairman of the Board will make a recommendation concerning the candidate to the Committee, which will consider whether to recommend the candidate to the full Board for election.

SHAREHOLDER NOMINATING PROCESS

A.                                    Shareholders may recommend nominees for director, and the Committee will consider such nominees.

B.                                    The procedures by which shareholders may submit their nominees are set forth in Section 5 of the Company’s Bylaws.  Shareholders making director nominations should not only provide, as required by the Bylaws, all information regarding the nominee that is required by law to be disclosed in proxy solicitations, but also should provide such additional information as will allow the Committee to evaluate the candidate in light of the key principles listed above, including but not limited to information concerning the candidate’s commitment to the Company’s core values, personal and professional ethics, business experience and independence.  The Committee may ask the candidate or the shareholder nominating the candidate to provide additional information at any time, and may conduct its own investigation of a candidate’s background, as the Committee deems appropriate under the circumstances.

C.                                    The process for identifying and evaluating nominees is provided above, and there are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

D.                                    There are no specific minimum qualifications that a shareholder nominee for director must satisfy in order to be recommended for the Board, but the general qualities and skills the Committee believes are necessary for directors to possess are listed above.

E.                                     The Company will disclose shareholder nominations if such disclosure is required by applicable laws, including the current rules of the Securities and Exchange Commission.